Exhibit 4.2

                    TRUST AGREEMENT, dated as of           ,      ,
          between NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., each a national banking associa-tion and each a Depositor, and collectively, the Depositors, and ___________, ________, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee. The Depositors and the Owner Trustee hereby agree as fol-lows:

                    1. The trust created hereby shall be known as "NationsBank Auto Owner Trust 199_-_", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                    2.   The Depositors hereby assign, transfer,
          convey and set over to the Owner Trustee the sum of $3. The Owner Trustee hereby acknowledges receipt of such amount in trust from the Depositors, which amount shall constitute the initial trust estate. The Owner Trustee hereby declares that it will hold the trust estate in trust for the Deposi-tors. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Delaware
          Code SECTION 3801 et seq. and that this document constitute the governing instrument of the Trust. The Owner Trustee is hereby authorized and directed to execute and file a certif-icate of trust with the Delaware Secretary of State in the form attached hereto.

                    3. The Depositors and the Owner Trustee will enter into an amended and restated Trust Agreement, satis-factory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execu-tion and delivery of such amended and restated Trust Agree-ment, the Owner Trustee shall not have any duty or obliga-tion hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be neces-sary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                    4. This Trust Agreement may be executed in one or more counterparts.

                    5. The Owner Trustee may resign upon thirty days' prior notice to the Depositors.

                    6. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

                    7. To the fullest extent permitted by law, the Depositors agree to indemnify and defend the Owner Trustee, the registrar and any paying agent and their directors, officers, employees and agents against, and hold each of them harmless from, any liability, costs and expenses (in-cluding reasonable attorneys' fees) that may arise out of or in connection with the Owner Trustee acting as Owner Trustee under this Trust Agreement except for any liability arising out of negligence, bad faith or willful misconduct on the art of any such person or persons.

                    8. In the event that the Owner Trustee is uncer-tain as to the application or interpretation of any provi-sion of this Trust Agreement or must choose between alterna-tive courses of action, the Owner Trustee may seek the instructions of the Depositors by written notice addressed to [NationsBank, N.A. on behalf of the Depositors of the NationsBank Auto Owner Trust 199_-_; NC1-007-20-01 100 North Tryon Street, Charlotte, North Carolina 28255, Attention:
          Mr. Robert W. Long, Jr., Esq.] requesting instructions. The Owner Trustee shall take and be protected in taking such action as has been directed by the Depositors, provided that if the Owner Trustee does not receive instructions within 10 days or such shorter time (but not less than 5 days) as is set forth in the Owner Trustee's notice, the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agree-ment as it shall deem advisable.

                    The Owner Trustee shall not be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be compe-tent to give such advice or information. The Owner Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.


                    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   NATIONSBANK, N.A.,
                                     as Depositor

                                   By:
                                        Name:

                                   NATIONSBANK, N.A. (South),
                                     as Depositor

                                   By:
                                        Name:
                                        Title:

                                   NATIONSBANK OF TEXAS, N.A.,
                                     as Depositor

                                   By:
                                        Name:
                                        Title:

                                   ______________, DELAWARE,
                                     not in its individual capacity
                                     but solely as Owner Trustee

                                   By:
                                        Name:
                                        Title:


                             CERTIFICATE OF TRUST OF
                       NATIONSBANK AUTO OWNER TRUST 1996-A

                    This Certificate of Trust of NATIONSBANK AUTO
          OWNER TRUST 199_-_ (the "Trust"), dated as of          ,
          , is being duly executed and filed by ________, Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Delaware Code, SECTION 3801 et seq.).

                    1. Name. The name of the business trust formed hereby is NATIONSBANK AUTO OWNER TRUST 199_-_.

                    2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is ____________, Delaware, ____________, _____________,
          Delaware _____.

                    IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                        _____________, DELAWARE,
                                        not in its individual capacity
                                        but solely as owner trustee
                                        under a Trust Agreement dated
                                        as of          ,

                                        By:
                                             Name:
                                             Title:







                             AMENDED AND RESTATED

                               TRUST AGREEMENT

                                   between

                              NATIONSBANK, N.A.,

                          NATIONSBANK, N.A. (SOUTH)

                                     and

                         NATIONSBANK OF TEXAS, N.A.,

                      each a Depositor and collectively,
                               the Depositors,

                                     and

                             __________________,

                               as Owner Trustee

                       Dated as of _________ __, _____




                    AMENDED AND RESTATED TRUST AGREEMENT, dated as of _________ __, ____ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), between NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH) and NATIONSBANK OF TEXAS, N.A., each a national banking association and each a Depositor and collectively, the Depositors, having their respective individual principal executive offices located in the states of North Carolina, Georgia and Texas; and _______________, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under this Agreement, having its principal corporate trust office at _________________.

                    WHEREAS, the parties hereto intend to amend and restate that certain Trust Agreement, dated as of
          ,       between the Depositors and the Owner Trustee, on
          the terms and conditions hereinafter set forth;

                    NOW, THEREFORE, in consideration of the premis-es and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Deposi-tors and the Owner Trustee hereby agree as follows:

                                  ARTICLE I

                            DEFINITIONS AND USAGE

                    Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.


                                  ARTICLE II

                          ORGANIZATION OF THE TRUST

                    SECTION 2.1. Name. The Trust created hereby shall be known as "NationsBank Auto Owner Trust ____-__", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other in-struments on behalf of the Trust and sue and be sued.

                    SECTION 2.2. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositors.

                    SECTION 2.3.  Purposes and Powers.  (a)  The
          purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activi-ties:

                    (i) to issue the Notes pursuant to the Inden-ture, and the Certificates pursuant to this Agree-ment, and to sell the Notes and the Certificates upon the written order of the Depositors;

                    (ii)  with the proceeds of the sale of the
               Notes and the Certificates, to fund [the Reserve Account and the Yield Supplement Account], to pay the organizational, start-up and transactional expenses of the Trust, and to pay the balance to the Depositors pursuant to the Sale and Servicing Agree-ment;

                    (iii) to pay interest on and principal of the Notes and distributions on the Certificates;

                    (iv)  to Grant the Owner Trust Estate (other
               than the Certificate Distribution Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

                    (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                    (vi) to engage in those activities, including entering into agreements, that are necessary, suit-able or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                    (vii)  subject to compliance with the Basic
               Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Certificateholders.

          The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.


                    SECTION 2.4.  Appointment of Owner Trustee.
          The Depositors [and NAFC] hereby appoint the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.



                    SECTION 2.5.  Initial Capital Contribution of
          Owner Trust Estate.  As of          ,      , each of the
          Depositors [and NAFC] sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $3. The Owner Trustee hereby acknowledges receipt in trust from the Depositors, as of such date, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositors shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.



                    SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificate-holders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that (i) the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust and (ii) for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders [(including the Depositors)] and [NAFC], as General Partner and the Notes constituting indebtedness of the partnership. The parties agree that, unless otherwise required by the appropriate tax authori-ties, [NAFC] on behalf of the Trust, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effec-tive as of the date hereof, the Owner Trustee shall have the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State of Delaware.



                    SECTION 2.7.  Liability of [NAFC].  (a)
          Notwithstanding Section 3803 of the Business Trust Stat-ute, [NAFC] in its capacity as a Certificateholder shall be liable directly to, and will indemnify each injured party for, all losses, claims, damages, liabili-ties and expenses of the Trust (including Expenses, to the extent that the assets of the Trust that would remain if all of the Notes were paid in full would be insuffi-cient to pay any such losses, claims, damages, liabili-ties or expenses, or to the extent that such losses, claims, damages, liabilities and expenses in fact are not paid out of the Owner Trust Estate) for which such [NAFC] would be liable if the Trust or the arrangement between [NAFC] and the Trust were a partnership under the Limited Partnership Act in which such Depositor were a general partner; provided, however, that [NAFC] shall not be liable to or indemnify Noteholders or Note Owners for any losses incurred by Noteholders or Note Owners in their capacity as holders of or beneficial owners of interests in limited recourse debt secured by the Owner Trust Estate or be liable to or indemnify Certificate-holders or Certificate Owners for any losses incurred by the Certificateholders or Certificate Owners if such losses would nevertheless have been incurred if the Certificates were limited recourse debt secured by the Owner Trust Estate. In addition, any third-party credi-tors of the Trust, or of the arrangement between [NAFC] and the Trust (other than in connection with the obliga-tions described in the preceding sentence for which [NAFC] shall not be liable), shall be deemed third-party beneficiaries of this paragraph. The obligations of [NAFC] under this paragraph shall be evidenced by the Certificates described in Section 3.10, which, for pur-poses of the Business Trust Statute, shall be deemed to be a separate class of Certificates from all other class-es of Certificates issued by the Trust.

                    (b)  No Certificateholder other than [NAFC]
          to the extent set forth in paragraph (a) of this Section 2.7, shall have any personal liability for any liability or obligation of the Trust.


                    SECTION 2.8. Title to Trust Property. Legal title to the entirety of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                    SECTION 2.9. Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having em-ployees within or without the State of Delaware. Pay-ments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in the State of Delaware.

                    SECTION 2.10.  Representations and Warranties
          of Each Depositors. Each Depositor hereby represents and warrants to the Owner Trustee that:

                    (a) The Depositor is a national banking asso-ciation and validly existing in good standing under the laws of the United States, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                    (b) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, and the Depositor has full power and authority to sell and assign the property to be sold and assigned to, and deposited with, the Trust, and the Depositor has duly authorized such sale and assignment and deposit to the Trust; and the execution, delivery and performance of this Agreement have been duly authorized by the Deposi-tor.

                    (c) This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receiver-ship, liquidation and other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national bank-ing associations and to general equitable principles (whether considered in a suit at law or in equity).

                    (d)  The consummation of the transactions
          contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, agreement or other instru-ment to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumental-ity having jurisdiction over the Depositor or its proper-ties.

                    (e) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates,
          (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transac-tions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and ad-versely affect the performance by the Depositors of its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or Applicable Tax State franchise [or income tax attributes], of the Notes and the Certificates.

                    (f) The representations and warranties of the Depositors in Section 6.1 of the Sale and Servicing
          Agreement are true and correct.


                    SECTION 2.11. Federal Income Tax Matters. The Certificateholders and the Certificate Owners acknowledge that it is their intent and that they understand it is the intent of the Depositors and the Servicer that, for purposes of federal income, state and local income and franchise tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including [NAFC]) will be treated as partners in that partnership. The Depositors, the General Partner and the other Certificateholders by acceptance of a Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Certificate) agree to such treatment and agree to take no action inconsistent with such treatment. For purposes of federal income, state and local income and franchise tax and any other income taxes each month:


                    (a)  amounts paid to any Certificateholder
               pursuant to Section 5.2(a)(i) shall be treated as a guaranteed payment within the meaning of Section
               707(c) of the Code;

                    (b) to the extent the characterization provid-ed for in paragraph (a) of this Section 2.11 is not respected, gross ordinary income of the Trust for such month as determined for federal income tax purposes shall be allocated among the Certificate-holders as of the first Record Date following the end of such month, in proportion to their ownership of the aggregate Certificate Balance on such date, in an amount up to the sum of (i) the Accrued Cer-tificate Interest for such month, (ii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the aggregate Initial Certificate Balance of the Certificates over their initial aggregate issue price and (iii) any amount expected to be distributed to the Certificateholders pursuant to
               Section 4.6(c) of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this paragraph (b)) to the extent necessary to reverse any net loss previously allocated to Certif-icateholders (to the extent not previously reversed pursuant to this clause (iii));

                     (c)  thereafter all remaining net income of
               the Trust for such month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computa-tion thereof) shall be allocated to the holder of the Contingent Payment Right to the extent thereof; and


                    (d) any other provision of this Agreement to the contrary notwithstanding, [NAFC] shall be allocated [ ]%, which amount shall be at least 1% of each item of income, gain, credit, loss and deduction (which allocation shall be made only to the extent the other allocations of this Section 2.11 are insufficient to provide for such [ ]% allocation for such month).


          If the gross ordinary income of the Trust for any month is insufficient for the allocations described in para-graph (b) above, subsequent gross ordinary income shall first be allocated to make up such shortfall before any allocation pursuant to paragraph (c) above. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the compu-tation thereof) shall be allocated to the holder of the Contingent Payment Right and any remaining net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of the aggregate Certifi-cate Balance on such Record Date. The General Partner is authorized to modify the allocations in this paragraph to the minimum extent necessary to comply with the provi-sions of Treasury Regulations promulgated pursuant to
          Section 704 of the Code.

                              END OF ARTICLE II


                                 ARTICLE III

                 TRUST CERTIFICATES AND TRANSFER OF INTERESTS

                    SECTION 3.1.  Initial Beneficial Ownership.
          Upon the formation of the Trust by the contribution by the Depositors pursuant to Section 2.5 and until the issuance of the Certificates, the Depositors shall be the sole beneficial owners of the Trust.

                    SECTION 3.2. Capital Accounts. (a) The Owner Trustee shall establish and maintain a separate bookkeep-ing account (a "Capital Account") for each Certificate-holder and the holder of the Contingent Payment Right. The Capital Account of each Certificateholder shall also be increased by (i) the dollar amount of any additional cash contributions made by such Certificateholder, (ii) the fair market value of any property (other than cash) contributed to the Trust by such Certificateholder (net of any liabilities to which the property is subject), and
          (iii) allocations to such Certificateholder of income and gain (including income exempt from tax). The Capital Account of each Certificateholder shall be decreased by
          (i) the dollar amount of any cash distributions made to such Certificateholder, (ii) the fair market value of any property (other than cash) distributed to such Certifi-cateholder (net of any liabilities to which the property is subject), (iii) allocations to such Certificateholder of loss or deductions (or items thereof), and (iv) any allocations of expenditures of the Trust described in
          Section 705(a)(2)(B) of the Code.

                    (b)  Notwithstanding any other provision of
          this Agreement to the contrary, the foregoing provisions of this Section 3.2 regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of Treasury Regulations promulgated pursuant to Section 704 of the Code. The General Partner is hereby authorized to modify these provisions to the minimum extent necessary to comply with such regulations.


                    SECTION 3.3. The Certificates. The Certifi-cates shall be issued in denominations of at least $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that Certificates may be issued to the General Partner pursuant to Section 3.10 in such denomi-nations as to represent [ ]% of the Initial Cer-tificate Balance, which amount shall be at least 1%.
          The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentica-tion and delivery of such Certificates.


                    SECTION 3.4. Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates, in an aggregate principal balance equal to the Initial Certifi-cate Balance, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order executed by each of the Depositors and signed by the chairman of the board, the president, any executive vice president, any vice president, the secretary, any assis-tant secretary, the treasurer or any assistant treasurer of each Depositor], without further action by the Deposi-tors, in authorized denominations. No Certificate shall entitle its Certificateholder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A attached hereto executed by the Owner Trustee or ____________, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereun-der. All Certificates shall be dated the date of their authentication.

                    SECTION 3.5.  Registration of Certificates;
          Transfer and Exchange of Certificates. (a) The Certifi-cate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. _____________ shall be the initial Certificate Registrar. No transfer of a Certificate shall be recognized except upon registration of such transfer in the Certificate Register.

                    (b) Upon surrender for registration of trans-fer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause ___________, as its authenticating agent, to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentica-tion by the Owner Trustee or any authenticating agent.
          At the option of a Certificateholder, Certificates (other than the Certificates issued to the General Partner pursuant to Section 3.10) may be exchanged for other Certificates of authorized denominations of a like aggre-gate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
          Section 3.8.

                    Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commer-cial bank or trust company. Each Certificate surrendered for registration of transfer or exchange shall be cancel-led and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

                    No service charge shall be made for any regis-tration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or govern-mental charge that may be imposed in connection with any transfer or exchange of Certificates.

                    The preceding provisions of this Section 3.4 notwithstanding, the Owner Trustee shall not make and the Certificate Registrar need not register any transfer or exchange of Certificates for a period of fifteen (15) days preceding any Distribution Date for any payment with respect to the Certificates.

                    The Certificates and any beneficial interest in such Certificates may not be acquired by (a) employee benefit plans (as defined in section 3(3) of ERISA) that are subject to the provisions of Title I of ERISA, (b) plans described in section 4975(e)(1) of the Code, in-cluding individual retirement accounts described in
          Section 408(a) of the Code or Keogh plans, or (c) enti-ties whose underlying assets include plan assets by reason of a plan's investment in such entities (each, a "Benefit Plan"). By accepting and holding a Certificate or an interest therein, the Certificateholder thereof or the Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing Certificates on behalf of a Benefit Plan.

                    The Certificates and any beneficial interest in such Certificates may not be purchased by Persons other than U.S. Persons and non-U.S. Persons who shall have satisfied the Depositors and the Owner Trustee that such non-U.S. Person will be taxed with respect to its benefi-cial ownership of Certificates as if it were a U.S. Person. By accepting and holding a Certificate or an interest therein, the Certificateholder thereof or the Certificate Owner thereof shall be deemed to have repre-sented and warranted that it is not a non-U.S. Person and is not purchasing Certificates on behalf of a non-U.S. Person, unless such Certificateholder or Certificate Owner is a non-U.S. Person who shall have satisfied the Depositors and the Owner Trustee with respect to its taxation as a U.S. Person.

                    SECTION 3.6.  Mutilated, Destroyed, Lost or
          Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or ___________, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate a new Certificate of like tenor and denomination. In connec-tion with the issuance of any new Certificate under this
          Section 3.5, the Owner Trustee or the Certificate Regis-trar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                    SECTION 3.7. Persons Deemed Owners of Certifi-cates. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certifi-cate Registrar and any Certificate Paying Agent may treat the Person in whose name any Certificate shall be regis-tered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes what-soever, and none of the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

                    SECTION 3.8.  Access to List of
          Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositors, or to the Indenture Trustee, within fifteen (15) days after receipt by the Owner Trustee of a written request therefor from the Servicer or a Depositor, or the Indenture Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certifi-cateholders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certifi-cate, shall be deemed to have agreed not to hold any of the Depositors, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                    SECTION 3.9. Maintenance of Office or Agency. The Owner Trustee shall maintain in The Borough of Man-hattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notic-es and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates ____________, ____________, New York, New York _______ as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Deposi-tors and to the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

                    SECTION 3.10.  Appointment of Certificate
          Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the dis-tributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall
          initially be          , and any co-paying agent chosen by
          the Owner Trustee.            shall be permitted to
          resign as Certificate Paying Agent upon thirty (30) days' written notice to the Owner Trustee. In the event that _____________ shall no longer be the Certificate Paying Agent, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certifi-cate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Certifi-cate Paying Agent, for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent appli-cable, to any other paying agent appointed hereunder.
          Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the con-text requires otherwise.


                    SECTION 3.11. Ownership by General Partner of Certificates. The General Partner shall, on the Closing
          Date, acquire, and shall thereafter retain, beneficial and record ownership of, Certificates representing [ ]% of the Certificate Balance, which amount shall be at least 1%. The holder of the Contingent Payment Right shall be entitled to receive amounts released from the Reserve Account and any amounts not needed on any Distribution Date to make payments on the Notes or the Certificates or to make deposits to the Reserve Account pursuant to Section 4.6 of the Sale and Servicing Agreement. [Neither] the General Partner nor any such holder may transfer any such rights unless an Opinion of Counsel has been received by the General
          Partner [and the Depositors] that such transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation.
          Any attempted transfer of any Certificate that would reduce the interest of the General Partner (including the right to receive distributions in respect of interest on the Certificates held by the General Partner) below [ ]% of
          (x) the Certificate Balance and (y) the aggregate of the distributions in respect of interest on the Certificate
          Balance shall be null and void. The Owner Trustee shall cause any Certificate issued to the General Partner to contain a legend to the following effect: "THIS CERTIFI-
          CATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER OF
          THIS CERTIFICATE SHALL BE NULL AND VOID".


                    SECTION 3.12.  Book-Entry Certificates.  The
          Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agen-cy, by, or on behalf of, the Trust; provided, however, that one Definitive Certificate (as defined below) [shall be] issued to the General Partner [and to each Depositor] pursuant to Section 3.10. Such Certificate or Certifi-cates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Cer-tificate Owner's interest in such Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Certificates (the "Definitive Certifi-cates") have been issued to Certificate Owners pursuant to Section 3.13:

                    (i)  the provisions of this Section shall
               be in full force and effect;

                    (ii)  the Certificate Registrar and the
               Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the distribution of prin-cipal of and interest on the Certificates and the giving of instructions or directions here-under) as the sole Certificateholder of the Certificates and shall have no obligation to the Certificate Owners;

                    (iii)  to the extent that the provisions
               of this Section 3.11 conflict with any other provisions of this Agreement, the provisions of this Section 3.11 shall control;

                    (iv)  the rights of Certificate Owners
               shall be exercised only through the Clearing
               Agency and shall be limited to those estab-lished by law and agreements between such Cer-tificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions in respect of principal of and interest on the Certificates to such Clearing Agency Participants; and

                    (v)  whenever this Agreement requires or
               permits actions to be taken based upon instruc-tions or directions of Certificateholders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received in-structions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Owner Trustee.]

                    SECTION 3.13.  Notices to Clearing Agency.
          [Whenever a notice or other communication to the Certifi-cateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.]

                    SECTION 3.14.  Definitive Certificates.  [If
          (i) the Administrator advises the Owner Trustee in writ-ing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Administrator is unable to locate a qualified successor, (ii) the Depositors at their option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, Certifi-cate Owners evidencing beneficial interests aggregating not less than a majority of the Certificate Balance advise the Clearing Agency in writing that the continua-tion of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certif-icate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall exe-cute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such in-structions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the registered holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.]



                              End of Article III


                                  ARTICLE IV

                           ACTIONS BY OWNER TRUSTEE

                    SECTION 4.1. Prior Notice to Certificatehold-ers with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless, (I) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Rating Agencies in writing of the proposed action and (II) Certificate-holders holding not less than a majority of the aggregate Certificate Balance shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have with-held consent or provided alternative direction:

                    (a)  the initiation of any material claim or
               lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any material action, claim or lawsuit brought by or against the Trust (except with respect to the afore-mentioned claims or lawsuits for collection by the Servicer of the Receivables);

                    (b)  the election by the Trust to file an
               amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                    (c) the amendment of the Indenture by a sup-plemental indenture in circumstances where the consent of any Noteholder is required;

                    (d) the amendment of the Indenture by a sup-plemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

                    (e) the amendment, change or modification of the Sale and Servicing Agreement or the Administra-tion Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or to add any provision that would not materially adverse-ly affect the interests of the Certificateholders; or

                    (f) the appointment pursuant to the Indenture of a successor Note Registrar, Note Paying Agent or Indenture Trustee, or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

                    SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee may not, except in accordance with the written direction of Cer-tificateholders holding not less than a majority of the aggregate Certificate Balance, or upon the occurrence of an Event of Servicing Termination after the payment in full of the Notes, (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Article VIII thereof,
          (b) appoint a successor Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (c) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof or (d) appoint a successor Adminis-trator pursuant to Section 9 of the Administration Agree-ment.

                    SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankrupt-cy relating to the Trust unless the Notes have been paid in full and each Certificateholder (other than the Gener-al Partner ) approves of such commencement in advance and delivers to the Owner Trustee a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

                    SECTION 4.4.  Restrictions on
          Certificateholders' Power. The Certificateholders shall have no authority to direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3.

                    SECTION 4.5.  Majority Control.  Except as
          expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Certificates evidenc-ing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificate-holders of Certificates evidencing not less than a major-ity of the Certificate Balance at the time of the deliv-ery of such notice.
                              End of Article IV


                                  ARTICLE V

                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                    SECTION 5.1.  Establishment of Certificate
          Distribution Account. Pursuant to Section [4.1(c)] of the Sale and Servicing Agreement, there has been estab-lished and there shall be maintained a segregated trust account in the name of the Owner Trustee at a [Qualified Institution or Qualified Trust Institution] (which shall initially be _____________), which designated as the "Certificate Distribution Account." The Certificate Distribution Account shall be held in trust in the name of the Owner Trustee for the benefit of the Certificate-holders. Except as expressly provided in Section 3.9, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement shall be applied as provided in the Basic Documents. In the event that the Certificate Distribu-tion Account is no longer to be maintained at the corpo-rate trust department of ____________, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Certificate Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                    SECTION 5.2.  Application of Trust Funds.

                    (a)  On each Distribution Date, the Owner
          Trustee (if other than the Certificate Paying Agent) shall, based on the information contained in the Servicer's Certificate delivered on the relevant Determi-nation Date pursuant to Section [3.9] of the Sale and Servicing Agreement, transfer the amount deposited in the Certificate Distribution Account pursuant to Section [4.6(c)] of the Sale and Servicing Agreement on such Distribution Date to the Certificate Paying Agent, or the Certificate Paying Agent, based upon such information, shall withdraw from the Certificate Distribution Account, for distribution to the Certificateholders on a pro rata basis, to the extent of funds available, in the following order of priority:

                         (i)  first, an amount equal to the Accrued
                    Certificate Interest; and

                         (ii)  second, an amount equal to the
                    Certificateholders' Regular Principal.

                    (b)  On each Distribution Date, the Owner
          Trustee shall, or shall cause the Certificate Paying Agent to, send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section [4.9] of the Sale and Servicing Agreement with respect to such Distribution Date.

                    (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the pay-ment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceed-
          ings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that with-holding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (d). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

                    SECTION 5.3.  Method of Payment.  Subject to
          Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have pro-vided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Certificateholder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or (ii) such Certificateholder is the General Partner or, if not, by check mailed to such Certificateholder at the address of such Certifi-cateholder appearing in the Certificate Register; provid-ed, however, that, unless Definitive Certificates have been issued pursuant to Section 3.13, with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

                    SECTION 5.4.  No Segregation of Monies; No
          Interest. Subject to Sections 5.1 and 5.2, monies re-ceived by the Owner Trustee hereunder need not be segre-gated in any manner except to the extent required by law or the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                    SECTION 5.5.  Accounting and Reports to the
          Noteholders, Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall, based on information provided by or on behalf of the Depositors,
          (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, IRS Form 1065), and make such elec-tions as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain or confirm the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect (or cause to be collected) any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Sec-tion 754 of the Code.


                    SECTION 5.6. Signature on Returns; Tax Matters Partner. (a) [NAFC], as General Partner for income tax purposes, shall sign, on behalf of the Trust, the tax returns of the Trust.

                    (b)  [NAFC] shall be designated the "tax
          matters partner" of the Trust pursuant to Section
          6231(a)(7)(A) of the Code and applicable Treasury Regula-tions.


                               End of Article V


                                  ARTICLE VI

                    AUTHORITY AND DUTIES OF OWNER TRUSTEE

                    SECTION 6.1.  General Authority.  The Owner
          Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, in each case, in such form as the Depos-itors shall approve, as evidenced conclusively by the Owner Trustee's execution thereof and the Depositors' execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggre-gate principal amount of $__________. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized to take from time to time such action on behalf of the Trust as is permitted by the Basic Documents and which the Servicer or the Administrator recommends with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Certificate-holders for such action.

                    SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and in accordance with the provi-sions of this Agreement and the other Basic Documents. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, moni-tor or otherwise supervise the administration, servicing or collection of the Receivables.

                    SECTION 6.3.  Action upon Instruction.  (a)
          Subject to Article IV, and in accordance with the terms of the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust.

                    (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                    (c)  Whenever the Owner Trustee is unable to
          decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any [written] instruction of the Certifi-cateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate in-struction within ten (10) days of such notice (or within such shorter period of time as reasonably may be speci-fied in such notice or may be necessary under the circum-stances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificatehold-ers, and shall have no liability to any Person for such action or inaction.

                    (d) In the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificate-holders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such written instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certifi-cateholders, and shall have no liability to any Person for such action or inaction.

                    SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agree-ment or in any document or [written] instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. [The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time] or to otherwise perfect or [maintain] the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agree-ment or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Owner Trust Estate that results from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

                    SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agree-ment, (ii) in accordance with the other Basic Documents to which the Trust or the Owner Trust is a party and
          (iii) in accordance with any document or written instruc-tion delivered to the Owner Trustee pursuant to Section 6.3.

                    SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would
          (i) affect the treatment of the Notes as indebtedness for federal income or Applicable Tax State income or fran-chise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income or Applicable Tax State income or franchise tax purposes or (iii) cause the Trust or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income or Applicable Tax State income or franchise tax purposes. The Certificateholders shall have no authority to direct the Owner Trustee to take action that would violate the provisions of this
          Section 6.6.

                              End of Article VI


                                 ARTICLE VII

                         REGARDING THE OWNER TRUSTEE

                    SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement and the other Basic Documents to which the Trust or Owner Trustee is a party.. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Docu-ment under any circumstances, except (i) for its own misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 . In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                    (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

                    (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Certificateholder, the Indenture Trustee, any Depos-itor, the General Partner, the Administrator or the Servicer;

                    (c)  no provision of this Agreement or any
               other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                    (d)  under no circumstances shall the Owner
               Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

                    (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any of the Depositors or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the certificate of authentica-tion on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

                    (f) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositors or the Indenture Trustee under any of the Basic Documents or other-wise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administra-tor under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Inden-ture Trustee under the Indenture; and

                    (g) the Owner Trustee shall be under no obli-gation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agree-ment or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be con-strued as a duty, and the Owner Trustee shall not be answerable for other than its misconduct, bad faith or negligence in the performance of any such act.

                    SECTION 7.2.  Furnishing of Documents.  The
          Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                    SECTION 7.3.  Representations and Warranties.
          The Owner Trustee hereby represents and warrants to the Depositors, for the benefit of the Certificateholders, that:

                    (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                    (b) It has taken all corporate action neces-sary to authorize the execution and delivery by it of this Agreement, and this Agreement will be exe-cuted and delivered by one of its officers who is duly authorized to execute and deliver this Agree-ment on its behalf.

                    [(c) Neither the execution nor the delivery by
               it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the bank-ing or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.]

                    SECTION 7.4. Reliance; Advice of Counsel. (a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolu-tion, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it in good faith to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolu-tion has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifi-cally prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                    (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

                    SECTION 7.5. Not Acting in Individual Capaci-ty. Except as provided in this Article VII, in accepting the trusts hereby created, _______________ acts solely as Owner Trustee hereunder and not in its individual capaci-ty, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfac-tion thereof.

                    SECTION 7.6.  Owner Trustee Not Liable for
          Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certifi-cates) shall be taken as the statements of the Deposi-tors, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certifi-cates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes (other than the signature of the Owner Trustee thereon), or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receiv-able; the compliance by the Depositors or the Servicer with any warranty or representation made under any Basic Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

                    SECTION 7.7.  Owner Trustee May Own Certifi-
          cates and Notes. The Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with any Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

                              End of Article VII


                                 ARTICLE VIII

                 COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

                    SECTION 8.1. Owner Trustee's Fees and Expens-es. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositors and the Owner Trustee, and the Owner Trustee shall be entitled to and reimbursed by the Depositors for its other reasonable expenses hereunder, including the rea-sonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

                    SECTION 8.2. Indemnification. The Depositors shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemni-fied Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and ex-penses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemni-fied Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided that the Depositors shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from (i) the Indem-nified Party's own misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 7.3. The indemnities contained in this Section 8.2 shall survive the resignation or termi-nation of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceed-ing for which indemnity will be sought pursuant to this
          Section 8.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositors, which approval shall not be unreasonably withheld. The Deposi-tors shall not be obligated to indemnify the Indemnified Parties for the legal fees and expenses of more than one legal counsel. The Owner Trustee shall promptly satisfy the Depositors of the commencement of any action in connection with which indemnity hereunder may be sought.

                    SECTION 8.3.  Payments to the Owner Trustee.
          Any amounts paid to the Owner Trustee pursuant to this
          Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately upon receipt of such payment by the Owner Trustee.

                             End of Article VIII


                                  ARTICLE IX

                                 TERMINATION

                    SECTION 9.1.  Termination of Trust Agreement.
          (a)  This Agreement (other than the provisions of Article
          VIII) and the Trust shall terminate and be of no further force or effect, (i) upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.2. Any Insolvency Event, liquidation, dissolution, death or incapacity with re-spect to any Certificateholder, other than the General Partner as described in Section 9.2, shall not (x) oper-ate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor
          (z) otherwise affect the rights, obligations and liabili-ties of the parties hereto.

                    (b) Except as provided in Section 9.1(a), none of the Depositors, the General Partner nor any Certifi-cateholder shall be entitled to revoke or terminate the Trust.

                    (c)  Notice of any termination of the Trust,
          specifying the Distribution Date upon which the Certifi-cateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distri-bution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Distribu-tion Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Cer-tificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Regis-trar (if other than the Owner Trustee) and the Certifi-cate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
          Section 5.2.

                    In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certifi-cateholders to surrender their Certificates for cancella-tion and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositors.

                    (d)  Upon final distribution of any funds
          remaining in the Trust, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certifi-cate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Business Trust Statute.


                   SECTION 9.2.  Dissolution upon Insolvency or
          Dissolution of a Depositor or General Partner. Notwith-standing the provisions of Section 3808 of the Business Trust Statute, in the event that an Insolvency Event or a dissolution shall occur with respect to [a Depositor] or the General Partner, the Receivables, to the extent not inconsistent with the Indenture, shall be sold and this Agreement and the Trust shall be terminated in accordance with Section 9.1 ninety (90) days after the date of such Insolvency Event or dissolution, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (a) Certificateholders (other than the Depositors, the Servicer or their Affili-ates) of Certificates evidencing not less than a majority of the Certificate Balance and a majority of the right to receive distributions in respect of return on the Certif-icate Balance, (b) the Noteholders (other than the Depos-itors, the Servicer or their Affiliates) of Notes evi-dencing not less than a majority of the principal amount of the Notes Outstanding and a majority of the right to receive interest on the Notes Outstanding, and (c) hold-ers of other interests, if any (the existence of which interests the Administrator will have advised the Owner Trustee in writing), in the [Reserve Account] (other than the Depositors, the Servicer or their Affiliates) having interests with a value not less than a majority of the value of all interests in the [Reserve Account], to the effect that each such party disapproves of the liquida-tion of the Receivables and termination of the Trust and in connection therewith the Indenture Trustee (i) ap-points an entity acceptable to NationsBank Corporation to acquire an interest in the Trust and to act as substitute "general partner" of the Trust for federal income tax purposes and (ii) obtains an Opinion of Counsel that the Trust will not thereafter be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax and Applicable Tax State purposes. Promptly after the occurrence of any Insolvency Event or dissolution with respect to [a Depositor or] the General Partner, (A) such [Depositor][General Partner] shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from [such Depositor][NAFC], give prompt written notice to the Certificateholders, holders of interests, if any, in the [Reserve Account] and the Indenture Trustee, of the occurrence of such event, (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event or dissolution from the Owner Trustee or [a Deposi-tor][NAFC], give prompt written notice to the Noteholders of the occurrence of such event, and (D) the Owner Trustee shall, upon receipt of written instructions from the applicable percentages of Noteholders, Certifi-cateholders and holders of interests, if any, in the [Reserve Account] disapproving of liquidation and termi-nation, give prompt written notice thereof to the Inden-ture Trustee; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termi-nation pursuant to this Section 9.2, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts, [the Reserve Account, the Yield Supplement Account] and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections of Receivables under the Sale and Servicing Agreement and deposited in the Collec-tion Account and the Notes and Certificates shall be paid in accordance with Section 4.6 of the Sale and Servicing Agreement.


                    SECTION 9.3. Redemption of Certificates. (a) The Certificates shall be redeemed in whole, but not in part, without premium or penalty, at the direction of the Servicer pursuant to Section 9.1(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to purchase the assets of the Trust pursuant to said Section 9.1(a), and the amount paid by the Servicer shall be treated as collec-tions of Receivables and applied to pay the unpaid prin-cipal amount of the Notes and the Certificates plus accrued and unpaid interest thereon. The Servicer shall furnish the Rating Agencies and the Certificateholders notice of such redemption. If the Certificates are to be redeemed pursuant to this Section 9.3(a), the Servicer shall furnish notice of such election to the Owner Trust-ee not later than twenty (20) days prior to the Redemp-tion Date and the Trust shall deposit by 10:00 A.M. (New York City time) on the Redemption Date in the Certificate Distribution Account the Redemption Price of the Certifi-cates to be redeemed, whereupon all such Certificates shall be due and payable on the Redemption Date.

                    (b) Notice of redemption under Section 9.3(a) shall be given by the Owner Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted immediately following receipt of notice from the Trust or Servicer pursuant to Section 9.3(a), but not later than ten (10) days prior to the applicable Redemption Date, to each Certificateholder as of the close of business on the Record Date preceding the applicable Redemption Date, at such Certificateholder s address or facsimile number appearing in the Certificate Register.


                    All notices of Redemption shall state:

                         (i)  the Redemption Date;

                         (ii) the Redemption Price; and

                         (iii)  the place where such Certificates
                      are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Owner Trustee to be main-tained as provided in Section 3.8).

          Notice of redemption of the Certificates shall be given by the Owner Trustee in the name and at the expense of the Trust. Failure to give notice of redemption, or any defect therein, to any Certificateholder shall not impair or affect the validity of the redemption of any other Certificate.

                    (c) Following notice of redemption as required by Section 9.3(b), the Certificates shall on the Redemp-tion Date be paid by the Trust at the Redemption Price and (unless the Trust shall default in the payment of the Redemption Price) no interest shall accrue on the Redemp-tion Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price. Following payment in full of the Redemption Price, this Agreement and the Trust shall terminate.

                              End of Article IX


                                  ARTICLE X

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                    SECTION 10.1.  Eligibility Requirements for
          Owner Trustee. The Owner Trustee shall at all times (i) be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; (ii) be authorized to exercise corporate trust powers; (iii) have a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by federal or state authorities; and (iv) shall have (or shall have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such corpora-tion shall be deemed to be its combined capital and surplus as set forth in its most recent report of condi-tion so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provi-sions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

                    SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon re-ceiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of compe-tent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                    If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section
          10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or if at any time an Insolvency Event with respect to the Owner Trustee shall have occurred and be continuing, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

                    Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3, payment of all fees and expenses owed to the outgoing Owner Trustee and the filing of a certificate of amendment to the Certificate of Trust if required by the Business Trust Statute. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and each of the Rating Agencies.

                    SECTION 10.3.  Successor Owner Trustee.  Any
          successor Owner Trustee appointed pursuant to Section
          10.2 shall execute, acknowledge and deliver to the Admin-istrator and to its predecessor Owner Trustee an instru-ment accepting such appointment under this Agreement. Upon the resignation or removal of the predecessor Owner Trustee becoming effective pursuant to Section 10.2, such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predeces-sor under this Agreement, with like effect as if origi-nally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment by the Depositors of the Owner Trustee's accrued fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Adminis-trator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vest-ing and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                    No successor Owner Trustee shall accept ap-pointment as provided in this Section 10.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 10.1.

                    Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Adminis-trator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Adminis-trator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Adminis-trator.

                    SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be con-solidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligi-ble pursuant to Section 10.1; and provided further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than fif-teen (15) days prior to the effective date thereof.

                    SECTION 10.5.  Appointment of Co-Trustee or
          Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meet-ing any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehi-cle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appoint-ment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligi-bility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

                    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i)  all rights, powers, duties, and obliga-
               tions conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such juris-diction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                    (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                    (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resigna-


               tion of or remove any separate trustee or co-trust-ee.

                    Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instru-ment appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Arti-cle X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                    Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                               End of Article X


                                  ARTICLE XI

                                MISCELLANEOUS

                    SECTION 11.1. Supplements and Amendments. (a) This Agreement may be amended by the Depositors and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement inconsistent with any other provision of this Agreement or for the purpose of adding any provisions to or chang-ing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel satisfactory to the Owner Trustee and the Indenture Trustee adversely affect in any material respect the interests of any Noteholder or Certificateholder; and provided further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certifi-cate, or any Noteholder or Certificateholder and (B) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes.

                    (b)  This Agreement may also be amended from
          time to time by the Depositors and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provi-sions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificate-holders; provided, however, that no such amendment shall
          (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the alloca-tion or priority of, collections of payments on Receiv-ables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the Notes Outstanding and the Certificate Balance required to consent to any such amendment, with-out the consent of all the Noteholders and Certificate-holders affected thereby; and provided further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certificate, or any Noteholder or Certificateholder and (B) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purpos-es.

                    (c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture
          Trustee and each of the Rating Agencies.

                    (d) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                    (e) Promptly after the execution of any amend-ment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                    (f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                    (g)  In connection with the execution of any
          amendment to this Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trust-ee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amend-ment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satis-fied.

                    SECTION 11.2.  No Legal Title to Owner Trust
          Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their beneficial interests therein only in accordance with Articles V and
          IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an account-ing or to the transfer to it of legal title to any part of the Owner Trust Estate.

                    SECTION 11.3. Limitation on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the General Partner, the Depositors, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be con-strued to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, condi-tions or provisions contained herein.

                    SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trust-
          ee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to a Depositor, addressed to [NationsBank, N.A., on behalf of the Depositors to the NationsBank Auto Owner Trust 19_-_, NationsBank Corporate Plaza, 100 North Tryon Street, NC1-007-20-01, Charlotte, North Carolina 28255, Attention: Robert W. Long, Jr., Esq.; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                    (b)  Any notice required or permitted to be
          given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                    SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffec-tive to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    SECTION 11.6.  Separate Counterparts.  This
          Agreement may be executed by the parties hereto in sepa-rate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instru-ment.

                    SECTION 11.7.  Successors and Assigns.  All
          covenants and agreements contained herein shall be bind-ing upon, and inure to the benefit of, the Depositors, the General Partner, the Owner Trustee and its successors and each Certificateholder and its successors and permit-ted assigns, all as herein provided. Any request, no-tice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                    SECTION 11.8. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, and each Certificateholder or Certificate Owner, by accepting a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, hereby covenant and agree that they will not, until after the Notes have been paid in full, institute against the General Partner or the Trust, or join in any institution against the General Partner or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

                    SECTION 11.9. No Recourse. Each Certificate-holder or Certificate Owner, by accepting a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, acknowledges that such Certificateholder's Certificates or such Certificate Owner's beneficial interest in a Certificate represent beneficial interests in the Trust only and do not repre-sent interests in or obligations of the Depositors, the General Partner, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

                    SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                    SECTION 11.11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and reme-dies of the parties hereunder shall be determined in accordance with such laws.

                    SECTION 11.12. Maintenance of Net Worth. The General Partner shall maintain partnership assets net of partnership liabilities, exclusive of its partnership interest or interests in the Trust (or any similar enti-ty), at least equal to ___________________________.

                              End of Article XI


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their re-spective officers hereunto duly authorized, as of the day and year first above written.

                                        NATIONSBANK, N.A.,
                                         as Depositor

                                        By:_______________________
                                            Name:
                                            Title:

                                        NATIONSBANK, N.A. (SOUTH),
                                         as Depositor

                                        By:_______________________
                                            Name:
                                            Title:

                                        NATIONSBANK OF TEXAS, N.A.,
                                         as Depositor

                                        By:_______________________
                                            Name:
                                            Title:

                                        [NB-SPC],
                                         as General Partner

                                        By:_______________________
                                            Name:
                                            Title:

                                        ______________________________,
                                        not in its individual capacity
                                        but solely as Owner Trustee

                                        By:______________________
                                        Name:
                                        Title:


                                                           EXHIBIT A

                             [FORM OF CERTIFICATE]

          NUMBER                                           $
          R-_____                                          CUSIP NO.

          [CERTIFICATE ISSUED TO CEDE CO.: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOS-ITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGIS-TERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          [CERTIFICATE ISSUED TO [EACH] DEPOSITOR [AND TO THE GENER-AL PARTNER]: THIS CERTIFICATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE SHALL BE NULL AND VOID.]

          THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTAND-ING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                     NATIONSBANK AUTO OWNER TRUST      -

                             % ASSET BACKED CERTIFICATE

          evidencing a beneficial interest in the property of the Trust, as defined below, which property includes a pool of retail motor vehicle installment sales contracts, secured by security interests in the motor vehicles financed thereby, acquired by each of NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A. (each a "Depositor") and collectively, the "Depositors") and sold by the Depositors to the Trust. The property of the Trust (other than the Certificate Distribution Account and the proceeds thereof) has been pledged to the Inden-ture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.


          (This Certificate does not represent an interest in or obligation of NationsBank Corporation, [NAFC], any of the Depositors or any of their respective Affiliates, except to the extent described below.)


                    THIS CERTIFIES THAT CEDE & CO. is the registered
          owner of             DOLLARS nonassessable, fully-paid,
          beneficial interest in Certificates of NationsBank Auto
          Owner Trust     -   (the "Trust") formed by NationsBank,
          N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., each a national banking association (each a "Deposi-tor" and collectively, the "Depositors"). The Certifi-cates have an aggregate Initial Certificate Balance of $
                    and bear interest at a rate of     % per annum
          (the "Certificate Rate").

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Certificates referred to in the within-mentioned Trust Agreement.

          Dated:

                                    ,
          as Owner Trustee                or   as Owner Trustee

          By:______________________            By:                     , as
             Authorized Officer                    Authenticating Agent

                                                 By:_______________________
                                                    Authorized Officer




                    The Trust was created pursuant to an Amended and
          Restated Trust Agreement, dated as of               ,
          (as from time to time amended, supplemented or otherwise modified and in effect, the "Trust Agreement"), by and
          among the Depositors, [NAFC] and                   , as
          owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capital-ized terms used herein have the meanings assigned to them in the Trust Agreement.


                   This Certificate is one of the duly authorized
          Certificates designated as "    % Asset Backed Certifi-
          cates" (herein called the "Certificates").  Issued under
          the Indenture, dated as of                 ,     (as from
          time to time amended, supplemented or otherwise modified and in effect, the "Indenture"), between the Trust and
                           , as indenture trustee (in such capacity,
          the "Indenture Trustee"), are the Notes designated as
          % Class A-1 Asset Backed Notes [and the ______% Class A-2
          Asset Backed Notes] [and the    % Class A-3 Asset Backed
          Notes (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agree-ment the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certif-icateholder is bound. The property of the Trust includes [a pool of fixed rate simple interest retail motor vehicle installment sales contracts purchased by the Sellers from motor vehicle dealers (the "Dealers") that provide for the allocation of payments between principal and interest according to the simple interest method (collectively, the "Receivables"), all monies received under the [Initial] Receivables after the close of business of the Servicer on
                    , 1996 (the "[Initial] Cut-Off Date") [and all monies received under the Subsequent Receivables after the close of business of the Servicer on each applicable Subsequent Transfer Date] and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Sale and Servicing
          Agreement to be dated as of           , 199 (as amended
          and supplemented from time to time, the "Sale and Servic-ing Agreement"), among the Trust, the Sellers and the Servicer [and the Collateral Agent], as described herein[, including the Yield Supplement Account][and the Pre-Fund-ing Account]; (ii) security interests in the new and used automobiles, vans and light-duty trucks financed thereby (collectively, the "Financed Vehicles") and any accessions thereto; (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the obligors under the Receivables (each, an "Obligor"), as the case may be; (iv) certain rights of the Trust to receive payments from the Reserve Account [and pursuant to the Yield Supplement Agreement] as described below; (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repurchase of Receivables under agreements between each Seller and the Dealers that sold the Financed Vehicles to the Obligors and any assignments and other documents related thereto (collectively, the "Dealer Agreements") and under the documents and instruments contained in the Receivable Files; (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) the rights of the Trust under the Sale and Servicing Agree-ment; and (ix) any and all proceeds of the foregoing.][ The Reserve Account [and the Yield Supplement Account,] and any amounts therein, will not be property of the Trust, but will be pledged to and held by ________ acting in its capacity as property-holding agent for the benefit of the Certificateholders (the "Collateral Agent").] THE RIGHTS OF THE OWNER TRUSTEE IN THE FOREGOING PROPERTY OF THE TRUST (OTHER THAN THE CERTIFICATE DISTRIBUTION ACCOUNT AND THE PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDEN-TURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

                    Under the Trust Agreement, there will be dis-
          tributed on the                day of each month or, if
          such _______________ day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing
                  ,     , to the Person in whose name this Certifi-
          cate is registered at the close of business on the day prior to such Distribution Date or, if Definitive Certifi-cates have been issued pursuant to Section 3.13 of the
          Trust Agreement, the    day of the preceding month (the
          "Record Date") such Certificateholder's percentage inter-est in the amount to be distributed to Certificateholders on such Distribution Date; provided, however, that princi-pal will be distributed to the Certificateholders on each Distribution Date on (to the extent of funds remaining after all classes of the Notes have been paid in full) and after the date on which all classes of the Notes have been paid in full. Notwithstanding the foregoing, following the occurrence and during the continuation of an event of default under the Indenture which has resulted in an acceleration of the Notes or following certain events of insolvency or a dissolution with respect to [any of the Depositors or] the General Partner, no distributions of principal or interest will be made on the Certificates until all the Notes have been paid in full.

                    THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE SALE AND SERVICING AGREE-MENT, THE INDENTURE AND THE TRUST AGREEMENT.

                    It is the intent of the Depositors, the General Partner, the Servicer, the Certificateholders and the Certificate Owners that, for purposes of federal income, state and local income tax and any other income taxes, the Trust will be treated as a partnership and the Certifi-cateholders [(including the Depositors)] will be treated as partners in that partnership. The General Partner and the other Certificateholders by acceptance of a Certifi-cate (and the Certificate Owners by acceptance of a bene-ficial interest in a Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership inter-ests in the Trust.

                    Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, covenants and agrees that such Certificateholder or Cer-tificate Owner will not at any time institute against the General Partner or the Trust, or join in any institution against the General Partner or the Trust of, any bankrupt-cy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certifi-cates, the Trust Agreement or any of the other Basic Documents.

                    Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee or the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certifi-cate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in The Borough of Manhattan, The City of New York.

                    Reference is hereby made to the further provi-sions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agree-ment or be valid for any purpose.

                    This Certificate shall be construed in accor-dance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                    In WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                    NATIONSBANK AUTO OWNER
                                       TRUST    -

                                    By:                          ,
                                    not in its individual capacity
                                    but solely as Owner Trustee

                                       By:
                                            Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

                     This Certificate is one of the certificates issued pursuant to the above mentioned Trust Agreement.



                                    By:                          ,
          not in its individual     capacity but solely as Owner
          Trustee

                                       By:
                                            Authorized Officer


                           [REVERSE OF CERTIFICATE]

                    The Certificates do not represent an obligation of, or an interest in, the Depositors, the General Part-ner, the Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receiv-ables (and certain other amounts), all as more specifical-ly set forth herein and in the Sale and Servicing Agree-ment. A registration statement, which includes a form of the Trust Agreement as an exhibit thereto, has been filed with the Securities and Exchange Commission with respect to the Notes and the Certificates.

                    The Trust Agreement permits, with certain excep-tions therein provided, the amendment thereof and the modification of the rights and obligations of the Deposi-tors and the rights of the Certificateholders under the Trust Agreement at any time by the Depositors and the Owner Trustee with the consent of the Noteholders and the Certificateholders evidencing not less than a majority of the principal amount of the Notes Outstanding and the Certificate Balance, respectively. Any such consent by the Certificateholder of this Certificate shall be conclu-sive and binding on such Certificateholder and on all future Certificateholders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certifi-cate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any of the Certificateholders.

                    [CERTIFICATE ISSUED TO CEDE & CO: As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of the Certificates are registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by __________ in its capac-ity as Certificate Registrar, or by any successor Certifi-cate Registrar, in The Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certifi-cate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereup-on one or more new Certificates of authorized denomina-tions evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                    Except for Certificates issued to the General Partner [and to the Depositors], the Certificates are issuable as registered Certificates without coupons in denominations of at least $1,000 and in integral multiples of $1,000 in excess thereof. Certificates are exchange-able for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No ser-vice charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certif-icate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.]

                    [CERTIFICATE ISSUED TO THE GENERAL PARTNER [AND TO THE DEPOSITORS]: As provided in the Trust Agreement, the transfer of this Certificate is prohibited.]

                    The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Regis-trar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                    The Certificate (including any beneficial inter-ests therein) may not be acquired by or for the account of
          (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1)j of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account described in
          Section 408(a) of the Code or a Keogh plan or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certifi-cate or any beneficial interest herein, the Certificate-holder hereof (or the Certificate Owner of any beneficial interest hereof) shall be deemed to have represented and warranted that it is not a Benefit Plan.

                    The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Indenture, the Trust Agreement and the Sale and Servicing Agreement and any remaining assets of the Trust shall be distributed to the Depositors. The Servicer of the Receivables may at its option purchase the assets of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retire-ment of the Notes and the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 5% of the Initial Pool Balance.


                                  ASSIGNMENT

                    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY
          OR OTHER IDENTIFYING NUMBER
          OF ASSIGNEE

          ________________________________________________________
          (Please print or type name and address, including postal
                         zip code, of assignee)

          _________________________________________________________
          the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

          _________________________________________________________
          Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

          Dated:

                                         _____________*_____________
                                         Signature Guaranteed:

                                         _____________*_____________



          * NOTICE: The signature to this assignment must corre-spond with the name as it appears upon the face of the within Certificate in every particular, without alter-ation, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.


                                                           EXHIBIT B

                        [FORM OF CERTIFICATE OF TRUST]

                            CERTIFICATE OF TRUST OF
                     NATIONSBANK AUTO OWNER TRUST      -

                    This Certificate of Trust of NATIONSBANK AUTO OWNER TRUST ____-__ (the "Trust"), dated as of __________ __, ____, is being duly executed and filed by
          ________________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, SECTION 3801 et seq.).

                    1.   Name.  The name of the business trust
          formed hereby is NATIONSBANK AUTO OWNER TRUST ____-__.

                    2.   Delaware Trustee.  The name and business
          address of the trustee of the Trust in the State of Dela-ware is __________________, ________________, Delaware
          _____.

                    IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                    ______________________,
                                    not in its individual capacity
                                    but solely as owner trustee
                                    under a Trust Agreement dated
                                    as of ________ __, ____

                                    By:
                                        Name:
                                        Title:


                                                             EXHIBIT C

                 [FORM OF CERTIFICATE DEPOSITORY AGREEMENT]





                                                         APPENDIX A

          DEFINITIONS AND USAGE

                                    Usage

                    The following rules of construction and usage shall be applicable to any agreement or instrument that is governed by this Appendix:

                    (a) All terms defined in this Appendix shall have the defined meanings when used in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                    (b)  As used herein, in any agreement or in-
          strument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such agree-ment, instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accept-ed accounting principles as in effect on the date of such agreement or instrument. To the extent that the defini-tions of accounting terms in this Appendix or in any such agreement, instrument, certificate or other document are inconsistent with the meanings of such terms under gener-ally accepted accounting principles, the definitions contained in this Appendix or in any such agreement, instrument, certificate or other document shall control.

                    (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an agreement or instrument refer to such agreement or instrument as a whole and not to any particular provision or subdivision thereof; references in an agreement or instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term "including" means "including without limitation."

                    (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                    (e) Any agreement, instrument, certificate or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement, instrument, certificate or statute as from time to time amended, modified or supplemented, including (in the case of agreements, instruments or certificate) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements, instruments or certificate) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                 Definitions

                    "Accrual Period" shall mean, with respect to any Distribution Date and any Class of Notes, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, the Closing
          Date) to but excluding such Distribution Date.

                    "Accrued Certificate Interest" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Accrued Interest for such
          Distribution Date and the Certificateholders' Interest
          Carryover Shortfall for such Distribution Date.

                    "Accrued Note Interest" shall mean, with re-spect to any Distribution Date, the sum of the Noteholders' Monthly Accrued Interest for such Distribu-tion Date and the Noteholders' Interest Carryover Short-fall for such Distribution Date.

                    "Act" shall have the meaning specified in
          Section 11.3(a) of the Indenture.

                    "Administration Agreement" shall mean the
          Administration Agreement, dated as of _________ __, ____, by and among the Administrator, the Issuer and the Inden-ture Trustee.

                    "Administrator" shall mean NationsBank, N.A., in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

                    "Advance" shall mean the amount, as of the last day of a Collection Period, which the Servir is required to advance on the respective Receivable pursuant to
          Section 4.4 of the Sale and Servicing Agreement.

                    "Advance Reserve Withdrawal" shall mean, as of the last day of the Collection Period and with respect to each Receivable (other than a Defaulted Receivable), the amount withdrawn from the Reserve Account equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period .

                    "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or con-trolled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                    "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable and relat-ed costs and shown as such in the contract evidencing such Receivable and as disclosed for federal Truth-in-Lending Act purposes.

                    "Applicable Tax State" shall mean, as of any date of determination, each state as to which any of the following is then applicable: (a) a state in which the Owner Trustee maintains its Corporate Trust Office, (b) a state in which the Owner Trustee maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collection operations other than purely ministerial activities and which relate to a material portion of the Receivables.

                    "Authenticating Agent" shall have the meaning specified in Section 2.14 of the Indenture.

                    "Authorized Officer" shall mean, (i) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for or on behalf of the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplement-ed from time to time thereafter) and, for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement; and (ii) with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trust-ee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, custom-arily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowl-edge of and familiarity with the particular subject and shall also mean, with respect to the Owner Trustee, any officer of the Administrator.

                    "Available Funds" shall mean, for any Distribu-tion Date, the sum of the Available Interest and the Available Principal.

                    "Available Interest" shall mean, with respect to any Distribution Date, [the excess of (a)] the sum of
          (i) Interest Collections for such Distribution Date, [(ii) the Yield Supplement Deposit Amount for such Dis-tribution Date], [(iii) [all Advances][the proceeds of any Advance Reserve Withdrawal] made by the Servicer with respect to such Distribution Date], [(iv) Investment Earnings for such Distribution Date,] [(v) the payments, if any, received under the Interest Rate Cap for such Distribution Date,] [and (vi) the Net Trust Swap Receipt, if any, for such Distribution Date], [over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date].

                    "Available Principal" shall mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
          (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receiv-able repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

                    "Available Reserve Amount" shall mean, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date [(other than Investment Earnings)] [ less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case,] before giving effect to any reduc-tion thereto on such Distribution Date.

                    "Balloon Receivable" shall mean monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater by a more than a minimal amount from the preceding fixed level monthly installments.

                    "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

                    "Basic Documents" shall mean the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agree-ment, the Indenture, the Administration Agreement, [the Yield Supplement Agreement,] the Note Depository Agree-ment, [the Certificate Depository Agreement] and the other documents and certificates delivered in connection therewith.

                    "Benefit Plan" shall have the meaning specified in Section 3.4(b) of the Trust Agreement.

                    ["Book-Entry Certificates" shall mean a benefi-cial interest in the Certificates, ownership and trans-fers of which shall be made through book entries by a Clearing Agency as described in Section 3.11 of the Trust Agreement.]

                    "Book-Entry Notes" shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

                    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Charlotte, North Carolina, Atlanta, Georgia or Dallas, Texas are authorized or obligated by law, regulation or executive order to remain closed.

                    "Business Trust Statute" shall mean Chapter 38
          of Title 12 of the Delaware Code, 12 Delaware Code SECTION 3801 et seq., as amended.

                    "Certificate" shall mean a physical certificate evidencing the beneficial interest of a Certificateholder in the property of the Trust, substantially in the form of Exhibit A or Exhibit B to the Trust Agreement, as applicable. Such certificate shall entitle the Certifi-cateholder thereof to distributions of principal and interest pursuant to the Trust Agreement from collections and other proceeds in respect of the Owner Trust Estate; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of Certificateholders to re-ceive distributions on the Certificates are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

                    "Certificate Balance" equals initially, $
            and, thereafter, equals the initial Certificate Bal-ance, reduced by all amounts allocable to principal previously distributed to Certificateholders. [The Certificate Balance shall mean, as the context so re-quires, (i) with respect to all of the Certificates, an amount equal to, initially, the Initial Certificate Balance and, thereafter, an amount equal to the Initial Certificate Balance, reduced by all amounts distributed to the Certificateholders and allocable to principal or
          (ii) with respect to any Certificate, an amount equal to, initially, the initial denomination of such Certificate and, thereafter, an amount equal to such initial denomi-nation, reduced by all amounts distributed in respect of such Certificate and allocable to principal; provided, that in determining whether the Certificateholders of Certificates evidencing the requisite portion or percent-age of the aggregate Certificate Balance have given any request, demand, authorization, direction, notice, con-sent, or waiver hereunder or under any Basic Document, Certificates owned by the Issuer, any other obligor upon the Certificates, the Sellers, the Servicer or any Affil-iate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance, except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates that a Responsible Officer of the Indenture Trustee, if applicable, and an Authorized Officer of the Owner Trustee with direct responsibility for the administration of the Trust Agree-ment, if applicable, knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trust-ee, as applicable, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons.]

                    "Certificate Depository Agreement" shall mean the agreement dated the Closing Date, by and among the Trust, the Owner Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Certificates, substantially in the form of Exhibit C to the Trust Agreement.

                    "Certificate Distribution Account" shall mean the account established and maintained as such pursuant to Section 4.1(c) of the Sale and Servicing Agreement.

                    ["Certificate Interest Reserve Amount" shall
          mean the lesser of (i) $        less the amount of any
          application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribu-
          tion Date and (ii)   % of the Certificate Balance on such
          Distribution Date (before giving effect to any reduction thereof on such Distribution Date)[; provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency to less than " " or its equivalent, or withdrawal by any Rating Agency, of its rating of [the] [any class of] Notes, unless such rating has been restored].]

                    "Certificate of Trust" shall mean the Certifi-cate of Trust in the form of Exhibit C to the Trust
          Agreement filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                    ["Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clear-ing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).]

                    "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to
          Section 3.9 of the Trust Agreement and shall initially be the Owner Trustee.

                    "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certifi-cate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will de-cline to reflect reductions in the Certificate Balance.

                    "Certificate Rate" shall mean ____% per annum. Interest with respect to the Certificates shall be com-puted on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the other Basic Documents.

                    "Certificate Register" and "Certificate Regis-trar" shall have the respective meanings specified in
          Section 3.4 of the Trust Agreement.

                    "Certificate Underwriters" shall mean the underwriters named in Schedule I to the Certificate
          Underwriting Agreement.

                    "Certificate Underwriting Agreement" shall mean the Certificate Underwriting Agreement by and among the Sellers, and ___________, as representative of the sever-al Certificate Underwriters.

                    "Certificateholder" shall mean a Person in whose name a Certificate is registered in the Certificate Register.

                    "Certificateholders' Distribution Amount" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued Certificate Interest.

                    "Certificateholders' Interest Carryover Short-fall" shall mean, with respect to any Distribution Date, the excess of the sum of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall from the close of business on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribu-tion Account on such preceding Distribution Date, plus [thirty (30) days'] interest on such excess, to the extent permitted by law, at the Certificate Rate.

                    "Certificateholders' Monthly Accrued Interest" shall mean, with respect to any Distribution Date, thirty
          (30) days of interest at the Certificate Rate on the Certificate Balance as of the immediately preceding Distribution Date, after giving effect to all distribu-tions of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, __________ (__) days of interest at the Certificate Rate on the Initial Certificate Balance).

                    "Certificateholders' Monthly Principal" shall mean[, with respect to any Distribution Date prior to the Distribution Date, the Certificateholders' Percentage of the Regular Principal.]

                    "Certificateholders' Percentage" shall mean,
          (i) for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date on which the principal amount of the
          Notes is reduced to zero [and (y) the      199  Distribu-
          tion Date], zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificateholders' Percentage is being calculated (after giving effect to all distribu-tions made on such immediately preceding Distribution
          Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Certificateholders' Percentage is being calculated, [unless the Reserve
          Account balance is less than [   % of] the Specified
          Reserve Account Balance, then the Certificateholders'
          Percentage shall be   %] [; provided, however, upon any
          reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Certificateholders' Percentage shall mean zero].

                    "Certificateholders' Principal Carryover Short-fall" shall mean, as of the close of business on any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distri-bution Date over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

                    "Certificateholders' Principal Distribution
          Amount" shall mean, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Princi-pal for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribu-tion Amount shall not exceed the Certificate Balance. [In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificatehold-ers will include the lesser of (a) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturi-ty Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certifi-cate Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution in respect of the Notes.]

                    "Class" means a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes.

                    "Class A-1 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1 Note is registered on the Note
          Register.

                    "Class A-1 Notes" shall mean the $______ __%
          Class A-1 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 to the Indenture.

                    "Class A-1 Rate" shall mean __% per annum.
          Interest with respect to the Class A-1 Notes shall be computed on the basis of [actual days elapsed and a 360-day year] [a 360-day year consisting of twelve 30-day months] for all purposes of the Sale and Servicing Agree-ment and the other Basic Documents.

                    "Class A-2 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2 Note is registered on the Note
          Register.

                    "Class A-2 Notes" shall mean the $______ __%
          Class A-2 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 to the Indenture.

                    ["Class A-2 Rate" shall mean __% per annum.
          Interest with respect to the A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Sale and Servicing Agreement and the other Basic Documents.]

                    "Class A-3 Final Scheduled Distribution Date" shall mean the ____________ Distribution Date.

                    "Class A-3 Noteholder" shall mean the Person in whose name a Class A-3 Note is registered on the Note
          Register.

                    ["Class A-3 Notes" shall mean the $______ __%
          Class A-3 Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 to the Indenture.]

                    ["Class A-3 Rate" shall mean __% per annum.
          Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Sale and Servicing Agreement and the other Basic Documents.]

                    "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                    "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                    "Closing Date" shall mean _________ __, ____.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                    "Collateral" shall have the meaning specified in the Granting Clause of the Indenture.

                    "Collection Account" shall mean the account or accounts established and maintained as such pursuant to
          Section 4.1(a) of the Sale and Servicing Agreement.

                    "Collection Period" shall mean each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from the Cutoff Date to and including the last day of the month in which the Cutoff Date occurred.

                    "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

                    "Commission" shall mean the Securities and Exchange Commission.

                    "Computer Tape" shall mean the computer tape generated by the Sellers which provides information relating to the Receivables and which was used by the Sellers in selecting the Receivables conveyed to the Trust hereunder.

                    "Contract Rate" shall mean, with respect to a Receivable, the rate per annum of interest charged to the Obligor on the outstanding Principal Balance of such Receivable in accordance with the terms thereof.

                    "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at ___________ _______________, Delaware _____ or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositors, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Depos-itors); and (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee located at ______________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

                    "Cutoff Date" shall mean _________ __, ____.

                    "Cutoff Date Principal Balance" means, with respect to any Receivable, the initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the close of busi-ness of the Servicer on the Cutoff Date and allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing procedures.

                    "Dealer" shall mean the dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to a Seller under an existing
          Dealer Agreement and Dealer Assignment.

                    "Dealer Agreement" means an agreement between a Seller and a Dealer relating to the sale of Receivables to such Seller and all documents and instruments (other than the related Dealer Assignments) relating thereto.

                    "Dealer Assignment" means the executed assign-ment conveying a Receivable to a Seller.

                    "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                    "Defaulted Receivable" shall mean, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary ser-vicing procedures.

                    "Definitive Certificates" shall have the mean-ing specified in Section 3.11 of the Trust Agreement.

                    "Definitive Notes" shall have the meaning specified in Section 2.11 of the Indenture.

                    "Delivery", when used with respect to Reserve
          Account Property, shall mean:

                    (a)  with respect to bankers' acceptances,
               commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belong-ing to the Indenture Trustee or its nominee or custodian and the sending by such financial interme-diary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery there-of to a "clearing corporation" (as defined in Sec-tion 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate secu-rities account of a financial intermediary by the amount of such certificated security, the identifi-cation by the clearing corporation of the certifi-cated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corpo-ration or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either sub-ject to the clearing corporation's exclusive con-trol, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trust-ee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Inden-ture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alter-native procedures as may hereafter become appropri-ate to effect the complete transfer of ownership of any such Reserve Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                    (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following proce-dures, all in accordance with applicable law, in-cluding applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Reserve Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "deposi-tory" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Inden-ture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Reserve Account Property as agent for the Indenture Trustee or its nominee or custodian; and such additional or alter-native procedures as may hereafter become appropri-ate to effect complete transfer of ownership of any such Reserve Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                    (c)  with respect to any item of Reserve Ac-
               count Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirma-tion by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                    "Deposit Date" shall mean the business day immediately proceeding each Distribution Date.

                    "Depositor" shall mean a Seller in its capacity as a Depositor under the Trust Agreement.

                    "Depository Agreements" shall mean the Note
          Depository Agreement and the [Certificate Depository
          Agreement], collectively.

                    "Determination Date" shall mean, with respect to any Collection Period, the fifth Business Day preced-ing each Distribution Date.

                    "Distribution Date" shall mean the _________
          (_____) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

                    "Electronic Ledger" shall mean the electronic master record of the motor vehicle retail installment sales contracts and motor vehicle retail installment loans of the Sellers.

                    "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long term unsecured debt rating of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies invest-ment grade.

                    "Eligible Institution" means any depository institution with trust powers, organized under the laws of the United States or any state thereof, having capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by federal or state banking authorities and which has (i) a rating of at least P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such insti-tution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AAA or higher from S&P with respect to long-term unsecured debt obliga-tions. If such depository institution publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                    "Eligible Servicer" shall mean (a) any Affili-ate of a Seller or (b) any Person which, at the time of its appointment as Servicer or as a subservicer, which
          (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle retail installment loans, (iii) is legally qualified, and has the capacity, to service the Receivables and (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle retail installment loans similar to the Receivables profession-ally and competently in accordance with standards of skill and care that are consistent with prudent industry standards.

                    "ERISA" shall mean the Employee Retirement
          Income Security Act of 1974, as amended.

                    "Event of Default" shall have the meaning specified in Section 5.1 of the Indenture.

                    "Event of Servicing Termination" shall mean an event specified in Section 8.1 of the Sale and Servicing Agreement.

                    "Exchange Act" shall mean the Securities Ex-change Act of 1934, as amended.

                    "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secre-tary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

                    "Expenses" shall have the meaning assigned to such term in Section 8.2 of the Trust Agreement.

                    "Final Scheduled Distribution Date" shall mean, with respect to the Certificates, that Distribution Date specified in the related prospectus supplement upon which the last scheduled payment of principal and interest is made.

                    "Final Scheduled Maturity Date" shall mean
          __________, ____].

                    "Financed Vehicle" shall mean the Motor Vehi-cle, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

                    "General Partner" shall mean [NB-SPC], a Dela-ware corporation.

                    "Grant" shall mean to mortgage, pledge, bar-gain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collat-eral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                    "Indemnified Parties" shall have the meaning assigned to such term in Section 8.2 of the Trust Agree-ment.

                    "Indenture" shall mean the Indenture, dated as of _______ __, ____, by and between the Trust and the Indenture Trustee.

                    "Indenture Trust Accounts" shall have the meaning specified in Section 4.1(d) of the Sale and Servicing Agreement.

                    "Indenture Trust Account Property" shall mean all amounts on deposit in and credited to the Indenture Trust Accounts, including any Permitted Investments (whether in the form of deposit accounts, Physical Prop-erty, book-entry securities, uncertificated securities or otherwise), and all proceeds thereof.

                    "Indenture Trustee" shall mean __________, a _________ banking corporation, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

                    "Independent" shall mean, when used with re-spect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Sellers and any Affiliate of any of the fore-going Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                    "Independent Certificate" shall mean a certifi-cate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section
          11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                    "Initial Certificate Balance" shall mean, as the context so requires, (i) with respect to all of the Certificates, $_____________ or (ii) with respect to any Certificate, an amount equal to the initial denomination of such Certificate.

                    "Initial Pool Balance" shall mean
          $______________.

                    "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composi-tion, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (vii) below, (vi) seeking, consent to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganiza-tion, arrangement, composition, readjustment, liquida-tion, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

                    "Insurance Policies" mean all comprehensive and collision, fire and theft insurance policies maintained by the Obligors naming a Seller as an additional insured or loss payee and any credit and disability and physical damage insurance policies maintained by the Obligors and benefitting any holder of the Receivables.

                    "Interest Collections" shall mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
          (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing proce-dures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sell-ers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribu-tion Date.

                    "Investment Earnings" shall mean all investment earnings on any Indenture Trust Account Property net of losses and investment expenses related thereto.

                    "Issuer" shall mean the Trust unless a succes-sor replaces it and, thereafter, means the successor and for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                    "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and deliv-ered to the Indenture Trustee.

                    "Lien" shall mean a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

                    "Limited Partnership Act" shall mean the Dela-ware Revised Uniform Limited Partnership Act, Chapter 17 of Title 6 of the Delaware Code, 17 Delaware Code SECTION 101 et seq., as amended

                    "Liquidation Proceeds" shall mean, with respect to any Distribution Date and any Receivable which has become a Defaulted Receivable during the related Collec-tion Period, the monies collected with respect to such Defaulted Receivable (from whatever source, including from the Dealer Agreements and Insurance Policies, sale of a Financed Vehicle or recovery of a deficiency bal-
          ance) during the Collection Period in which such Receiv-able became a Defaulted Receivable, net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle as permitted by
          Section 3.3 of the Sale and Servicing Agreement and (ii) any payments required by law to be remitted to the Obli-gor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the Principal Balance thereof.

                    "Moody's" shall mean Moody's Investors Service,
          Inc.

                    "Motor Vehicle" means a new or used automobile, van or light-duty truck which is the subject of a motor vehicle retail installment sales contract originated by a Dealer.

                    "NAFC" shall mean NationsBanc Auto Funding Corporation, a limited purpose Delaware corporation, wholly-owned by NationsBank, NA.

                    "Noteholder" shall mean the Person in whose name a Note is registered on the Note Register.

                    "Noteholders' Accelerated Principal" means,
          [with respect to each Distribution Date, ___% of the portion, if any, of Available Funds for such Collection Period remaining on such Distribution Date, in each case after giving effect to the payment of (i) the Servicing Fee[ and any overdue Servicing Fees], (ii) the interest [due][accrued] on the Notes, (iii) the [Noteholders' Percentage of the] Regular Principal, (iv) the interest [due][accrued] on the Certificates, (v) the portion of the Regular Principal distributed to the Certificatehold-ers [pursuant to Section 4.6 of the Sale and Servicing Agreement], and (vi) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance)]..

                    "Noteholders' Interest Carryover Shortfall" shall mean, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preced-ing Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus inter-est on the amount of interest due but not paid to Noteholders on the preceding [Distribution] [Payment] Date, to the extent permitted by law, at the [respective]
          Note Interest Rate[s] borne by [each class of] the Notes for the [related Interest Period] [period from and in-cluding the prior Distribution Date to but excluding such Distribution Date] [plus 2.00% per annum].

                    "Noteholders' Monthly Accrued Interest" shall mean, with respect to any Distribution Date, interest accrued for the [related Interest Period] [period from and including the Closing Date (in the case of the first Distribution Date) or from and including the prior Dis-tribution Date to but excluding such Distribution Date] on [the] [each class of] Notes at the [respective] Note Interest Rate [for such class] on the outstanding princi-pal amount of the Notes [of such class] on the immediate-ly preceding [Distribution] [Payment] Date after giving effect to all payments of principal to the Noteholders [of such class] on or prior to such [Distribution] [Pay-ment] Date (or, in the case of the first [Distribution] [Payment] Date, on the Closing Date).

                    "Noteholders' Monthly Principal" shall mean, with respect to any Distribution Date, the sum of (i) the Noteholders' Percentage of the Regular Principal plus
          (ii) the Noteholders' Accelerated Principal. [Or, state other method or formula for determining the Noteholders' Monthly Principal.]

                    "Noteholders' Payment Amount" shall mean, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment Amount and the Accrued
          Note Interest.

                    ["Noteholders' Percentage" shall mean (i) 100% for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date, on which the principal amount of the
          [Class A-1] Notes is reduced to zero [and (y) the     199
          Distribution Date], (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal amount of the [Class A-3] Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Noteholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Noteholders' Percentage is being calculated, [unless
          the Reserve Account balance is less than [    % of] the
          Specified Reserve Account Balance, then the Noteholders'
          Percentage shall be    %,] and (iii) zero for each Dis-
          tribution Date thereafter [; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Noteholders' Percentage shall mean 100%].

                    "Noteholders' Principal Carryover Shortfall" shall mean, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.

                    "Noteholders' Principal Payment Amount" shall mean, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Pay-ment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the [Class A-1] Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the [Class A-1] Notes to zero[; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the Class A-2 Notes to zero; and (iii) on the Class A-3 Final Scheduled [Distribution] [Payment] Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding princi-pal amount of the Class A-3 Notes to zero].

                    "Note Depository Agreement" shall mean the agreement dated __________ __, ____, by and among the Trust, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes, substantially in the form of Exhibit B to the Indenture.

                    ["Note Interest Rate" shall mean the Class A-1 Rate, the Class A-2 Rate or the Class A-3 Rate, as appli-cable.]

                    "Note Owner" shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect partici-pant, in each case in accordance with the rules of such Clearing Agency).

                    "Note Paying Agent" shall mean the Indenture
          Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
          6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Payment Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

                    "Note Payment Account" shall mean the account established and maintained as such pursuant to Section
          4.1(b) of the Sale and Servicing Agreement.

                    "Note Pool Factor" shall mean, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribu-tion Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

                    "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5 of the Indenture.

                    "Note Underwriting Agreement" shall mean the Note Underwriting Agreement by and among the Sellers and
                      , as representative of the several Note
          Underwriters.

                    "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes[ and the Class A-3 Notes], collectively.

                    "Obligor" means the purchaser or the co-pur-chasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of the related Re-ceivable or the borrower or co-borrowers under the relat-ed Receivable the proceeds of which were applied to purchase in part or in whole the Financed Vehicle, and any other co-signer, guarantor or surety of the Receiv-able who owes or may be liable for payments under such Receivable.

                    "Officer's Certificate" shall mean (i) with respect to the Trust, a certificate signed by any Autho-rized Officer of the Trust and (ii) with respect to a Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any senior vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller [(or any director or officer similar or equivalent to any of the foregoing in this clause (ii))] of such Seller or the Servicer, as applica-ble.

                    "Opinion of Counsel" shall mean a written opinion of counsel which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating
          Agencies, as applicable.

                    "Optional Purchase Percentage" shall mean 5%.

                    "Outstanding" shall mean with respect to the Notes, as of the date of determination, all Notes there-tofore authenticated and delivered under the Indenture except:

                         (i)  Notes theretofore cancelled by the
                    Note Registrar or delivered to the Note Regis-trar for cancellation;

                         (ii)  Notes or portions thereof the pay-
                    ment for which money in the necessary amount has been theretofore deposited with the Inden-ture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

                         (iii)  Notes in exchange for or in lieu of
                    which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

          provided, that in determining whether the Noteholders of Notes evidencing the requisite principal amount of the Notes Outstanding have given any request, demand, autho-rization, direction, notice, consent, or waiver under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons shall be disre-garded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be pro-tected in relying on any such request, demand, authoriza-tion, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfac-tion of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Sellers, the Servicer or any Affiliate of any of the foregoing Persons.

                    "Outstanding Advances" means, as of any date, the aggregate of all Advances made by the Servicer with respect to prior Distribution Dates which have not been reimbursed pursuant to Section 4.4 of the Sale and Ser-vicing Agreement.

                    "Owner Trustee" shall mean ___________________,
          a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

                    "Owner Trust Estate" shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to
          Article II of the Sale and Servicing Agreement.

                    "Owner Trust Property" shall mean, collective-ly, the Receivables and shall also include and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Sale and Servicing Agreement[, including the Yield Supplement Account]; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) cer-tain rights of the Trust to receive payments from the Reserve Account pursuant to the Sale and Servicing Agree-ment [and pursuant to the Yield Supplement Agreement],
          (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repurchase of Receivables under a Dealer Agreements and under the documents and instruments contained in the Receivable Files; (vii) [certain][all] rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) the rights of the Trust under the Sale and Servicing Agreement; (ix) all proceeds of any and all of the foregoing, including all collections of Receivables received after the Cut Off Date by the Servicer or a Seller after the Cut Off Date and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the forego-ing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conver-sion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time consti-tute all or part of or are included in the proceeds of any of the foregoing.

                    "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Distribution Date which evidence:

                    (a)  direct obligations of, and obligations
               fully guaranteed as to timely payment by, the United States of America or its agencies;

                    (b) demand deposits, time deposits, certifi-cates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agen-cy;

                    (c)  commercial paper having, at the time of
               the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                    (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (includ-ing funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                    (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                    (f)  any other investment (which may include
               retail motor vehicle installment sales contracts) with respect to which the Issuer or the Servicer has received written notification from the Rating Agen-cies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on the Notes or the Certificates.

                    "Person" shall mean any individual, corpora-tion, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                    "Physical Property" shall have the meaning assigned to such term in the definition of "Delivery" above.

                    "Pool Balance" shall mean on any date of deter-mination, [the sum of (i)] the aggregate outstanding Principal Balance of the Receivables on such date [and
          (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)].

                    "Pool Factor" as of the last day of a Collec-tion Period shall mean a seven-digit decimal figure equal to the Pool Balance divided by the Initial Pool Balance.

                    "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                    "Principal Balance" means, as of any time, for any Receivable, the Cutoff Date Principal Balance minus the sum of the portions of all payments received from or on behalf of the related Obligor after the close of business of the Servicer on the Cutoff Date and prior to such time of calculation that are allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing procedures.

                    "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative pro-ceeding.

                    "Prospectus" shall have the meaning specified in the Note Underwriting Agreement.

                    "Purchase Amount" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (a) the outstanding Principal Balance of such Receiv-able as of the last day of the preceding Collection Period and (b) the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through the last day of the preceding Collec-tion Period, and, in the case of each of clauses (a) and
          (b), after deducting monies collected on such Receivable in such preceding Collection Period.

                    "Purchased Receivable" shall mean on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by a Seller or the Servicer pursuant to the Sale and Servicing Agreement.

                    "Purchaser" shall mean each Seller in its individual capacity as Purchaser under an applicable
          Dealer Agreement.

                    "Rating Agency" shall mean each of the nation-ally recognized statistical rating organizations desig-nated by the Sellers to provide a rating on the Notes or the Certificates which is then rating such Notes or Certificates. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Sellers notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

                    "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Sellers, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

                    "Realized Losses" shall mean, for any Collec-tion Period and for each Receivable that became a De-faulted Receivable during such Collection Period, the excess of (i) the aggregate Principal Balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

                    "Receivable" shall mean any retail motor vehi-cle installment sales contract which shall appear on the Schedule of Receivables and any amendments, modifications or supplements to such retail installment sale contract which has not been released by the Indenture Trustee and the Owner Trustee from the Trust.

                    "Receivable Files" shall mean the documents specified in Section 2.3 of the Sale and Servicing Agree-ment.

                    "Record Date" shall mean, with respect to each Distribution Date or Redemption Date and any Note or Certificate, the day immediately preceding such Distribu-tion Date or Redemption Date or, with respect to any Definitive Note or Definitive Certificate, the last day of the Collection Period immediately preceding such Distribution Date or Redemption Date.

                    "Recoveries" shall mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle as permitted by Section 3.3 of the Sale and Servicing Agree-ment (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obli-gor, but, in any event, not less than zero.

                    "Redemption Date" shall mean (i) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture or a payment to Noteholders pursuant to
          Section 10.1(b) of the Indenture, the Distribution Date specified by the Servicer pursuant to such Section 10.1(a) or (b), as applicable, or (ii) in the case of a redemption of the Certificates pursuant to Section 9.3(a) of the Trust Agreement or a distribution to Certificate-holders pursuant to Section 9.1(c) of the Trust Agree-ment, the Distribution Date specified by the Owner Trust-ee pursuant to such Section 9.3(a) or 9.1(c), as applica-ble.

                    "Redemption Price" shall mean (i) with respect to the Notes, an amount equal to the unpaid principal amount of each Class of Notes plus accrued and unpaid interest thereon at the applicable Note Interest Rate to but excluding the Redemption Date and (ii) with respect to the Certificates, an amount equal to the Certificate Balance plus accrued and unpaid interest thereon at the Certificate Rate to but excluding the Redemption Date.

                    "Registered Noteholder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

                    "Regular Principal" shall mean, with respect to any Distribution Date, an amount equal to the sum of Available Principal and Realized Losses, each with re-spect to the preceding Collection Period.

                    "Related Agreements" shall have the meaning specified in the recitals to the Administration Agree-ment.

                    "Required Rating" means a rating with respect to short-term deposit obligations of at least P-1 by Moody's and at least A-1 by S&P.

                    "Reserve Account" shall mean the account estab-lished and maintained as such pursuant to Section 4.7(a) of the Sale and Servicing Agreement.

                    "Reserve Account Property" shall have the meaning specified in Section 4.7(a) of the Sale and Servicing Agreement.

                    "Reserve Account Initial Deposit" shall mean, with respect to the Closing Date, $________________.

                    "Required Yield Supplement Amount" shall have the meaning specified in Section 5.1.]

                    ["Required Yield Supplement Balance" means, with respect to any Distribution Date, an amount equal to at least the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the Receivables are made on their Due Dates; provided, however, that if on any date the Servicer shall fail to pay the amount payable under the Yield Supplement Agreement in accordance with the terms thereof, then, in such event, the Specified Yield Supplement Balance shall not thereafter be reduced here-under.]

                    "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of _________ __,
          ____, by and among the Trust, the Depositors, as sellers, and NationsBank, N.A., as servicer.

                    "Scheduled Payment" shall mean, for any Collec-tion Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period [(without giving effect to defer-ments of payments pursuant to Section 3.2 of the Sale and Servicing Agreement or any rescheduling in any insolvency or similar proceedings)].

                    "Schedule of Receivables" shall mean the list identifying the Receivables attached as Schedule A to the Sale and Servicing Agreement and the Indenture (which list may be in the form of microfiche).

                    "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                    "Securities Act" shall mean the Securities Act of 1933, as amended.

                    "Securityholders" shall mean the Noteholders and the Certificateholders, collectively.

                    "Seller" shall mean each of NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., each a national banking association, and each successor thereto as permitted under the Sale and Servicing Agree-ment.

                    "Servicer" shall mean NationsBank, N.A., a national banking association, as the servicer of the Receivables, and each successor to NationsBank, N.A. (in the same capacity) pursuant to Section 7.3 or 8.2 of the Sale and Servicing Agreement.

                    "Servicer's Certificate" shall have the meaning specified in Section 3.9 of the Sale and Servicing Agree-ment.

                    "Servicing Fee" shall mean, with respect to a Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the Collection Period.

                    "Servicing Fee Rate" shall mean [1.0]% per annum.

                    "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the Contract Rate multiplied by the unpaid principal balance multiplied by a fraction, the numerator of which is equal to the number of days since the preceding pay-ment of interest was made and the denominator of which is 365 or 366 and the remainder of such payment is allocable to principal.

                    "Simple Interest Receivable" means any Receiv-able under which the portion of a payment allocable to interest and the portion allocable to principal is deter-mined in accordance with the Simple Interest Method.

                    "Specified Reserve Account Balance" shall mean, with respect to any Distribution Date, the sum of (i)
          % of the Initial Pool Balance and (ii)    % of the Pool
          Balance on the first day of the related Collection Peri-od. [However, so long as on any Distribution Date (ex-cept the first Distribution Date) the outstanding prin-cipal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is
          less than or equal to   % of the Pool Balance on the
          first day of the related Collection Period, then the portion of the Specified Reserve Account Balance set
          forth in clause (i) above will be reduced to     % of the
          Initial Pool Balance.] [In addition, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distri-bution Date) is less than or equal to % of the Pool Balance on the first day of the related Collection Peri-od, then such portion of the Specified Reserve Account
          Balance set forth in clause (i) above will be reduced to
           % of the Initial Pool Balance.] [With respect to the
          portion of the Specified Reserve Account Balance set
          forth in clause (ii) above, so long as on any Distribu-tion Date (except the first Distribution Date) the out-standing principal amount of the Securities (after giving effect to distributions made on the prior Distribution
          Date) is less than or equal to    % of the Pool Balance
          on the first day of the related Collection Period, then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the percentage (which
          shall not be greater than    % or less than zero) equal
          to (X) the percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator of
          which is such Pool Balance less (Y)    %.]

                    "Standard & Poor's" shall mean Standard &
          Poor's Ratings Group, a division of The McGraw-Hill
          Companies, Inc.

                    "State" means any state or commonwealth of the United States of America, or the District of Columbia.

                    ["Subsequent Transfer Date" shall mean _____.]

                    "Successor Servicer" shall have the meaning specified in Section 3.7(e) of the Indenture.

                    "Supplemental Servicing Fee" shall mean, the fee payable to the Servicer for certain services rendered during the respective Collection Period, determined pursuant to and defined in Section 3.8 of the Sale and Servicing Agreement.

                    ["Total Required Payment" shall mean, with respect to any Distribution Date, the sum of (i) the Servicing Fee and any overdue Servicing Fees, (ii) the Accrued Note Interest, (iii) the Noteholders' Regular Principal, (iv) the Accrued Certificate Interest with respect to such Distribution Date and (v) after all the Notes have been paid in full, the Certificateholders' Regular Principal; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the General Partner, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued Note Interest and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.]

                    "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other succes-sor Treasury Regulations.

                    "Trust" shall mean NationsBank Auto Owner Trust ____-_, a Delaware business trust established pursuant to the Trust Agreement.

                    "Trust Agreement" shall mean the Amended and Restated Trust Agreement dated as of __________ __, ____, by and between the Sellers, as depositors, and the Owner Trustee.

                    "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

                    "Trustee Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct respon-sibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particu-lar subject and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

                    "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

                    ["Yield Supplement Account" shall have the meaning specified in Section 5.1 of the Sale and Servic-ing Agreement.]

                    ["Yield Supplement Amount" shall have the meaning specified in Section 5.1 of the Sale and Servic-ing Agreement.]

                    ["Yield Supplement Agreement" shall mean the Yield Supplement Agreement, dated as of _________ __, ____, by and between the Sellers and NationsBank, N.A., as Servicer, substantially in the form of Exhibit [__] to the Sale and Servicing Agreement.]

                    ["Yield Supplement Initial Deposit" means cash or Permitted Investments having a value of at least
          $_________.]



                             TABLE OF CONTENTS

                                                                  Page

                                 ARTICLE I
                           DEFINITIONS AND USAGE . . . . . . . . .   1

                                 ARTICLE II
                         ORGANIZATION OF THE TRUST

     SECTION 2.1.   Name . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 2.2.   Office . . . . . . . . . . . . . . . . . . . .   2
     SECTION 2.3.   Purposes and Powers  . . . . . . . . . . . . .   2
     SECTION 2.4.   Appointment of Owner Trustee.  . . . . . . . .   3
     SECTION 2.5.   Initial Capital Contribution of Owner
                    Trust Estate . . . . . . . . . . . . . . . . .   3
     SECTION 2.6.   Declaration of Trust . . . . . . . . . . . . .   3
     SECTION 2.7.   Liability of the Depositors  . . . . . . . . .   4
     SECTION 2.8.   Title to Trust Property  . . . . . . . . . . .   4
     SECTION 2.9.   Situs of Trust . . . . . . . . . . . . . . . .   5
     SECTION 2.10.  Representations and Warranties of the Depositors 5
     SECTION 2.11.  Federal Income Tax Matters . . . . . . . . . .   6

                                ARTICLE III
                TRUST CERTIFICATES AND TRANSFER OF INTERESTS

     SECTION 3.1.   Initial Beneficial Ownership . . . . . . . . .   9
     SECTION 3.2.   The Certificates . . . . . . . . . . . . . . .   9
     SECTION 3.3.   Authentication of Certificates . . . . . . . .   9
     SECTION 3.4.   Registration of Certificates; Transfer and Ex-
                    change of Certificates . . . . . . . . . . . .  10
     SECTION 3.5.   Mutilated, Destroyed, Lost or Stolen
                    Certificates . . . . . . . . . . . . . . . . .  11
     SECTION 3.6.   Persons Deemed Owners of Certificate . . . . .  12
     SECTION 3.7.   Access to List of Certificateholders' Names
                    and Addresses  . . . . . . . . . . . . . . . .  12
     SECTION 3.8.   Maintenance of Office or Agency  . . . . . . .  12
     SECTION 3.9.   Appointment of Certificate Paying Agent  . . .  13
     SECTION 3.10.  Ownership by General Partner of Certificates .  13
     SECTION 3.11   Book-Entry Certificates  . . . . . . . . . . .  14
     SECTION 3.12.  Notices to Clearing Agency . . . . . . . . . .  15
     SECTION 3.13.  Definitive Certificates  . . . . . . . . . . .  15

                                 ARTICLE IV
                          ACTIONS BY OWNER TRUSTEE

     SECTION 4.1.   Prior Notice to Certificateholders with
                    Respect to Certain Matters . . . . . . . . . .  17
     SECTION 4.2.   Action by Certificateholders with Respect
                    to Certain Matters . . . . . . . . . . . . . .  18
     SECTION 4.3.   Action by Certificateholders with Respect
                    o Bankruptcy . . . . . . . . . . . . . . . . .  18
     SECTION 4.4.   Restrictions on Certificateholders'
                    Power  . . . . . . . . . . . . . . . . . . . .  18
     SECTION 4.5.   Majority Control . . . . . . . . . . . . . . .  18

                                 ARTICLE V

                 APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     SECTION 5.1.   Establishment of Certificate Distribution
                    Account  . . . . . . . . . . . . . . . . . . .  19


     SECTION 5.2.   Application of Trust Funds . . . . . . . . . .  19
     SECTION 5.3.   Method of Payment  . . . . . . . . . . . . . .  20
     SECTION 5.4.   No Segregation of Monies; No Interest  . . . .  21
     SECTION 5.5. Accounting and Reports to the Noteholders, Certif-icateholders, the Internal Revenue Service and
                    Others . . . . . . . . . . . . . . . . . . . .  21
     SECTION 5.6.   Signature on Returns; Tax Matters
                    Partner  . . . . . . . . . . . . . . . . . . .  21

                                 ARTICLE VI
                   AUTHORITY AND DUTIES OF OWNER TRUSTEE

     SECTION 6.1.   General Authority  . . . . . . . . . . . . . .  22
     SECTION 6.2.   General Duties . . . . . . . . . . . . . . . .  22
     SECTION 6.3.   Action upon Instruction  . . . . . . . . . . .  22
     SECTION 6.4.   No Duties Except as Specified in this
                    Agreement or in Instructions . . . . . . . . .  24
     SECTION 6.5.   No Action Except Under Specified Documents
                    or Instructions  . . . . . . . . . . . . . . .  24
     SECTION 6.6.   Restrictions . . . . . . . . . . . . . . . . .  24

                                ARTICLE VII
                        REGARDING THE OWNER TRUSTEE

     SECTION 7.1.   Acceptance of Trusts and Duties  . . . . . . .  25
     SECTION 7.2.   Furnishing of Documents  . . . . . . . . . . .  25
     SECTION 7.3.   Representations and Warranties . . . . . . . .  26
     SECTION 7.4.   Reliance; Advice of Counsel  . . . . . . . . .  27
     SECTION 7.5.   Not Acting in Individual Capacity  . . . . . .  28
     SECTION 7.6.   Owner Trustee Not Liable for Certificates or Re-
                    ceivables  . . . . . . . . . . . . . . . . . .  28
     SECTION 7.7.   Owner Trustee May Own Certificates and Notes .  28

                                ARTICLE VIII
                COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

     SECTION 8.1.   Owner Trustee's Fees and Expenses  . . . . . .  29
     SECTION 8.2.   Indemnification  . . . . . . . . . . . . . . .  29
     SECTION 8.3.   Payments to the Owner Trustee  . . . . . . . .  29

                                 ARTICLE IX
                                TERMINATION

     SECTION 9.1.   Termination of Trust Agreement . . . . . . . .  30
     SECTION 9.2.   Dissolution upon Insolvency or Dissolution
                    of a Depositor or General Partner  . . . . . .  31
     SECTION 9.3.   Redemption of Certificates.  . . . . . . . . .  32

                                 ARTICLE X
                          SUCCESSOR OWNER TRUSTEES
                       AND ADDITIONAL OWNER TRUSTEES

     SECTION 10.1.  Eligibility Requirements for Owner Trustee . .  34
     SECTION 10.2.  Resignation or Removal of Owner Trustee  . . .  34
     SECTION 10.3.  Successor Owner Trustee  . . . . . . . . . . .  35
     SECTION 10.4.  Merger or Consolidation of Owner Trustee . . .  36
     SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee   36

                                 ARTICLE XI
                               MISCELLANEOUS

     SECTION 11.1.  Supplements and Amendments . . . . . . . . . .  38


     SECTION 11.2.  No Legal Title to Owner Trust Estate in Certifi-
                    cateholders  . . . . . . . . . . . . . . . . .  39
     SECTION 11.3.  Limitation on Rights of Others . . . . . . . .  40
     SECTION 11.4.  Notices  . . . . . . . . . . . . . . . . . . .  40
     SECTION 11.5.  Severability . . . . . . . . . . . . . . . . .  40
     SECTION 11.6.  Separate Counterparts  . . . . . . . . . . . .  40
     SECTION 11.7.  Successors and Assigns . . . . . . . . . . . .  40
     SECTION 11.8.  No Petition  . . . . . . . . . . . . . . . . .  41
     SECTION 11.9.  No Recourse  . . . . . . . . . . . . . . . . .  41
     SECTION 11.10. Headings . . . . . . . . . . . . . . . . . . .  41
     SECTION 11.11. Governing Law  . . . . . . . . . . . . . . . .  41

     EXHIBIT A      Form of Certificate
     EXHIBIT B      Form of Certificate of Trust
     EXHIBIT C      Form of Certificate Depository Agreement

     APPENDIX A     Definitions and Usage